EXHIBIT 99.1

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

News Release
Tanger Reports Fourth Quarter and Full Year 2024 Results and Introduces 2025 Guidance
Leasing Activity Remains Robust with Continued Tenant Demand
Advances External Growth Strategy through Acquisition of Two Centers
Balance Sheet Well Positioned to Support Continued Growth

Greensboro, NC, February 19, 2025, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three months and year ended December 31, 2024.

“I am pleased to report another quarter of strong performance contributing to a successful year as we saw improved sales productivity and delivered robust organic growth. We acquired two open-air shopping centers, The Promenade at Chenal in Little Rock, Arkansas, in December and Pinecrest in Cleveland, Ohio, post-year-end,” said Stephen Yalof, President and Chief Executive Officer. “We continue to execute our external growth strategy and apply our leasing, marketing, and operations platform at these market-dominant shopping centers to further elevate the exceptional experience they offer.”

Mr. Yalof continued, “Leasing momentum remains strong as we continue to add new retailers, brands, and uses to our centers, enhancing the shopping environment for our customers. Our balance sheet provides the liquidity and flexibility to execute our business plan and unlock additional value for our stakeholders.”

Fourth Quarter Results

•Net income available to common shareholders was $0.23 per share, or $26.3 million, compared to $0.22 per share, or $23.5 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.54 per share, or $63.3 million, compared to $0.52 per share, or $58.2 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.54 per share, or $63.3 million, compared to $0.52 per share, or $58.2 million, for the prior year period.

Full Year Results

•Net income available to common shareholders was $0.88 per share, or $97.7 million, compared to $0.92 per share, or $98.0 million, for the prior year period.
•FFO available to common shareholders was $2.12 per share, or $245.4 million, compared to $1.96 per share, or $218.4 million, for the prior year period.
•Core FFO available to common shareholders was $2.13 per share, or $247.0 million, compared to $1.96 per share, or $217.6 million, for the prior period. Core FFO for 2024 excluded executive severance costs of approximately $0.01 per share. Core FFO for 2023 excluded the reversal of previously expensed compensation related to a voluntary executive departure of approximately $0.01 per share. The Company does not consider these items to be indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, and further information regarding these non-GAAP measures can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total stabilized portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 98.0% on December 31, 2024, compared to 97.4% on September 30, 2024 and 97.3% on December 31, 2023. On a same center basis (excluding The Promenade at Chenal, which was acquired in the fourth quarter of 2024), occupancy was 98.2% on December 31, 2024, 97.4% on September 30, 2024 and 97.3% on December 31, 2023.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 3.0% to $93.8 million for the fourth quarter of 2024 from $91.0 million for the fourth quarter of 2023 and increased 5.1% to $363.0 million for the full year of 2024 from $345.5 million for the full year of 2023.
i

•Average tenant sales per square foot was $444 for the twelve months ended December 31, 2024 compared to $438 for the twelve months ended September 30, 2024 and $436 for the twelve months ended December 31, 2023.
•On a same center basis, average tenant sales per square foot was $441 for the twelve months ended December 31, 2024 compared to $438 for the twelve months ended September 30, 2024 and $436 for the twelve months ended December 31, 2023.
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.5% for the twelve months ended December 31, 2024 compared to 9.5% for the twelve months ended September 30, 2024 and 9.3% for the twelve months ended December 31, 2023.
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $30,000 for the fourth quarter of 2024 and $955,000 for the full year 2024, compared to $188,000 for the fourth quarter of 2023 and $672,000 for the full year 2023.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended December 31, 2024 included 532 leases, totaling 2.4 million square feet, compared to 544 leases, totaling 2.3 million square feet, during the twelve months ended December 31, 2023.

Blended average rental rates were positive for the 12th consecutive quarter at 15.0% on a cash basis for leases executed for comparable space during the twelve months ended December 31, 2024. These blended rent spreads are comprised of re-tenanted rent spreads of 37.5% and renewal rent spreads of 13.3%.

As of January 31, 2025, the Company had renewals executed or in process for 34.9% of the space scheduled to expire during 2025 compared to 23.8% of expiring 2024 space as of January 31, 2024 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures).

External Growth Activity

On December 10, 2024, the Company completed the acquisition of The Promenade at Chenal, a 270,000-square-foot upscale, open-air lifestyle shopping center in the growing Sunbelt market of Little Rock, Arkansas, for $73.1 million using cash on hand and available liquidity. The center is the prominent shopping, dining, entertainment and lifestyle destination in the region with a highly-sought after and market-exclusive tenant mix including top tech, apparel, footwear, home, and health and beauty brands. Management estimates the center to deliver an eight percent return during the first year, with potential for additional growth over time.

On February 12, 2025, the Company completed the acquisition of Pinecrest, a 640,000-square-foot open-air, grocery-anchored mixed-use center located in Cleveland, Ohio, for $167.0 million using cash on hand and available liquidity. Pinecrest opened in 2018 as Northeast Ohio’s premier retail and entertainment destination and has become the go-to choice for retailers seeking market entry, making it the sole market presence for many popular brands. Tanger’s acquisition of Pinecrest also includes the center’s upscale onsite residential and office components. Management estimates the center to deliver an eight percent return during the first year, with potential for additional growth over time.

For additional information on these acquisitions, please see the related press releases and presentations available at investors.tanger.com.

Balance Sheet and Liquidity

During the fourth quarter of 2024, the Company sold 2.6 million common shares under its at-the-market stock offering program (the “ATM Offering Program”) at a weighted average price of $35.57 per share generating gross proceeds of $90.9 million (including approximately $16 million issued in October as previously announced). For the full year period, the Company sold 3.4 million common shares generating $115.9 million.

Additionally, during the fourth quarter of 2024, the Company entered into forward sale agreements for 1.9 million shares at a weighted average price of $36.40 per share with total gross proceeds of approximately $69.7 million, all of which remain unsettled and can be drawn down over time. As of December 31, 2024, the Company had $34.5 million of common shares remaining available for sale under the ATM Offering Program.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of December 31, 2024:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) was 4.8x for the twelve months ended December 31, 2024 compared to 5.8x for the year ended December 31, 2023. Management estimates that Net debt to Adjusted EBITDAre would be in a range of 4.9x to 5.0x for the December 31, 2024 period assuming a full twelve months of Adjusted EBITDAre for The Promenade at Chenal, which was added to the portfolio during the fourth quarter of 2024, and after giving effect to the acquisition of Pinecrest in February 2025 for $167.0 million and assuming a full twelve months of Adjusted EBTIDAre.
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.6x for 2024 compared to 4.7x for 2023.
•Cash and cash equivalents and short-term investments totaled $55.7 million with full availability on the Company’s $620.0 million unsecured lines of credit.
•Total outstanding debt aggregated $1.6 billion with $66.2 million (principal) of floating rate debt, representing approximately 4% of total debt outstanding and 1% of total enterprise value.
•Weighted average interest rate was 4.0%, including executed swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 3.7 years.
•Approximately 92% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $218.3 million (principal), representing 14% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 61% for 2024.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Dividend

In January 2025, the Company’s Board of Directors authorized a quarterly cash dividend of $0.275 per share, payable on February 14, 2025 to holders of record on January 31, 2025.

Guidance for 2025

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:
	Low Range	High Range
Estimated diluted net income per share	$0.94	$1.02
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28
Estimated diluted FFO per share	$2.22	$2.30
Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2025:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%
General and administrative expense	$76.5	$79.5
Interest expense - consolidated	$63.5	$65.5
Other income (expense) (1)	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0
(1)     Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.5 million to 115.5 million for earnings per share and 119.0 million to 120.0 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, and do not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Fourth Quarter and Full Year 2024 Conference Call

Tanger will host a conference call to discuss its fourth quarter and full year 2024 results for analysts, investors and other interested parties on Thursday, February 20, 2025, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from February 20, 2025 at approximately 11:30 a.m. through March 6, 2025 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13750572. An online archive of the webcast will also be available through March 6, 2025.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Citi’s 30th Annual Global Property CEO Conference held at the Diplomat Resort & Spa in Hollywood, FL from March 3 through March 5, 2025
•Bank of America’s Retail REIT Executive Summit in New York, NY on March 25, 2025
•A tour of Tanger Outlets Charleston on May 8, 2025 in connection with Wells Fargo’s 28th Annual Real Estate Securities Conference held at Hotel Bennett in Charleston, SC from May 5 through May 7, 2025
•BMO’s North American Real Estate Conference held at the InterContinental New York Barclay in New York, NY on May 13, 2025
•A tour of Bridge Street Town Centre, a Tanger Property on May 14, 2025 in Huntsville, AL in connection with Evercore ISI’s Multi-Property REIT Tour

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 44 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers, one adjacent managed center, and three open-air lifestyle centers includes over 16 million square feet well positioned across tourist destinations and vibrant markets in 21 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended December 31, 2024. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters, and describe or reflect our plans, strategies, beliefs and expectations, including as to future financial results, access to, and costs of, capital, liquidity, cash flows, dividend payments and long-term growth.

Forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are subject to change or not within our control, and are subject to risks and uncertainties that could materially affect our actual results, performance or achievements. Such risks and uncertainties, include or relate to, without limitation: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; failure of our acquisitions or dispositions of assets to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the Securities and Exchange Commission to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023 and for the year ended December 31, 2024, when available.

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this earnings release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Treasurer and Investments	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Rental revenues	$132,167	$119,884	$497,516	$438,889
Management, leasing and other services	2,550	2,486	9,645	8,660
Other revenues	6,018	5,107	18,902	16,858
Total revenues	140,735	127,477	526,063	464,407
Expenses:
Property operating	45,468	41,929	158,729	145,547
General and administrative (1)	21,502	21,455	78,020	76,130
Depreciation and amortization	35,280	32,233	138,690	108,889
Total expenses	102,250	95,617	375,439	330,566
Other income (expense):
Interest expense	(15,091)	(11,931)	(60,637)	(47,928)
Other income (expense)	729	2,706	1,484	9,729
Total other income (expense)	(14,362)	(9,225)	(59,153)	(38,199)
Income before equity in earnings of unconsolidated joint ventures	24,123	22,635	91,471	95,642
Equity in earnings of unconsolidated joint ventures	3,486	2,210	11,289	8,240
Net income	27,609	24,845	102,760	103,882
Noncontrolling interests in Operating Partnership	(1,123)	(1,061)	(4,245)	(4,483)
Noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Net income attributable to Tanger Inc.	26,486	23,784	98,595	99,151
Allocation of earnings to participating securities	(228)	(332)	(920)	(1,186)
Net income available to common shareholders of Tanger Inc.	$26,258	$23,452	$97,675	$97,965

Basic earnings per common share:
Net income	$0.24	$0.22	$0.89	$0.94

Diluted earnings per common share:
Net income	$0.23	$0.22	$0.88	$0.92
(1)The year ended December 31, 2024 includes $1.6 million of executive severance costs. The year ended December 31, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2024	2023
Assets
Rental property:
Land	$311,355	$303,605
Buildings, improvements and fixtures	3,089,239	2,938,434
Construction in progress	7,453	29,201
	3,408,047	3,271,240
Accumulated depreciation	(1,428,017)	(1,318,264)
Total rental property, net	1,980,030	1,952,976
Cash and cash equivalents	46,992	12,778
Short-term investments	—	9,187
Investments in unconsolidated joint ventures	65,665	71,900
Deferred lease costs and other intangibles, net	85,028	91,269
Operating lease right-of-use assets	76,099	77,400
Prepaids and other assets	127,369	108,609
Total assets	$2,381,183	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,041,710	$1,039,840
Unsecured term loan, net	323,182	322,322
Mortgages payable, net	58,867	64,041
Unsecured lines of credit	—	13,000
Total debt	1,423,759	1,439,203
Accounts payable and accrued expenses	107,775	118,505
Operating lease liabilities	84,499	86,076
Other liabilities	85,476	89,022
Total liabilities	1,701,509	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 112,738,633 and 108,793,251 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,127	1,088
Paid in capital	1,190,746	1,079,387
Accumulated distributions in excess of net income	(511,816)	(490,171)
Accumulated other comprehensive loss	(27,687)	(23,519)
Equity attributable to Tanger Inc.	652,370	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	27,304	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	679,674	591,313
Total liabilities and equity	$2,381,183	$2,324,119

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	December 31,
	2024	2023
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,959	12,690
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (1)	15,830	15,561
Total Owned Properties including pro rata share of unconsolidated JVs (1)	14,016	13,747

Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	2	2
Total Owned and/or Managed Properties	41	40

Ending Occupancy:
Consolidated (2)	98.0%	97.3%
Unconsolidated	98.4%	98.1%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	98.0%	97.3%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	98.2%	97.3%

Total U.S. States Operated in at End of Period (4)	21	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for December 2024 include the results of The Promenade at Chenal, which was acquired in the fourth quarter of 2024. Metrics for December 2024 and 2023 exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the results of The Promenade at Chenal for December 2024 and Tanger Outlets Nashville for December 2024 and 2023.
(4)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	34,163	31,373	134,927	106,450
Depreciation and amortization of real estate assets - unconsolidated joint ventures	1,884	2,621	9,334	10,514
FFO	63,656	58,839	247,021	220,846
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Allocation of earnings to participating securities	(402)	(591)	(1,652)	(2,151)
FFO available to common shareholders (2)	$63,254	$58,248	$245,449	$218,447
As further adjusted for:
Executive departure-related adjustments (3)	—	—	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	(10)	6
Core FFO available to common shareholders (2)	$63,254	$58,248	$246,993	$217,647
FFO available to common shareholders per share - diluted (2)	$0.54	$0.52	$2.12	$1.96
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.52	$2.13	$1.96

Weighted Average Shares:
Basic weighted average common shares	111,011	105,797	109,263	104,682
Effect of notional units	964	1,142	865	1,052
Effect of outstanding options	1,006	854	951	798
Diluted weighted average common shares (for earnings per share computations)	112,981	107,793	111,079	106,532
Exchangeable operating partnership units	4,708	4,723	4,708	4,734
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	117,689	112,516	115,787	111,266
(1)Refer to Non-GAAP Definitions beginning on page xiv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
FFO available to common shareholders	$63,254	$58,248	$245,449	$218,447
Adjusted for:
Corporate depreciation	1,116	860	3,762	2,439
Amortization of finance costs	887	801	3,496	3,196
Amortization of net debt discount	199	167	747	622
Amortization of equity-based compensation	3,009	3,452	11,989	12,492
Straight-line rent adjustments	(246)	819	(607)	2,229
Market rent adjustments	135	101	528	646
Second generation tenant allowances and lease incentives	(3,580)	(4,887)	(24,437)	(12,606)
Capital improvements	(9,687)	(20,098)	(33,395)	(39,874)
Adjustments from unconsolidated joint ventures	(1,724)	(824)	(2,873)	(1,353)
FAD available to common shareholders (2)	$53,363	$38,639	$204,659	$186,238
Dividends per share	$0.275	$0.260	$1.085	$0.970
FFO payout ratio	51%	50%	51%	49%
FAD payout ratio	61%	76%	61%	58%
Diluted weighted average common shares (2)	117,689	112,516	115,787	111,266
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,486)	(2,210)	(11,289)	(8,240)
Interest expense	15,091	11,931	60,637	47,928
Other income	(729)	(2,706)	(1,484)	(9,729)
Depreciation and amortization	35,280	32,233	138,690	108,889
Other non-property (income) expense	(175)	208	(1,174)	(1,119)
Corporate general and administrative expenses	21,785	21,625	78,341	76,299
Non-cash adjustments (1)	(118)	924	(91)	2,895
Lease termination fees	(21)	(143)	(896)	(542)
Portfolio NOI - Consolidated	95,236	86,707	365,494	320,263
Non-same center NOI - Consolidated	(9,160)	(2,964)	(32,139)	(3,014)
Same Center NOI - Consolidated (2)	$86,076	$83,743	$333,355	$317,249

Portfolio NOI - Consolidated	$95,236	$86,707	$365,494	$320,263
Pro rata share of unconsolidated joint ventures (3)	7,716	7,296	29,668	28,209
Portfolio NOI - Total portfolio at pro rata share (3)	102,952	94,003	395,162	348,472
Non-same center NOI - Total portfolio at pro rata share (3)	(9,160)	(2,964)	(32,139)	(3,014)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$93,792	$91,039	$363,023	$345,458
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
Little Rock	December 2024	Acquired	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Below are reconciliations of Net Income to Adjusted EBITDA and Adjusted EBITDAre:

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Interest expense, net	14,306	9,565	59,414	38,149
Income tax expense (benefit)	293	(376)	45	(408)
Depreciation and amortization	35,280	32,233	138,690	108,889
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDA	$77,488	$66,267	$302,463	$249,706

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Interest expense, net	14,306	9,565	59,414	38,149
Income tax expense (benefit)	293	(376)	45	(408)
Depreciation and amortization	35,280	32,233	138,690	108,889
Pro rata share of interest expense, net - unconsolidated joint ventures	2,186	2,229	8,725	8,779
Pro rata share of depreciation and amortization - unconsolidated joint ventures	1,884	2,621	9,334	10,514
EBITDAre	$81,558	$71,117	$318,968	$269,805
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDAre	$81,558	$71,117	$320,522	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:

We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:

•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and for the year ended December 31, 2024, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters, and describe or reflect our plans, strategies, beliefs and expectations, including as to future financial results, access to, and costs of, capital, liquidity, cash flows, dividend payments and long-term growth.

Forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are subject to change or not within our control, and are subject to risks and uncertainties that could materially affect our actual results, performance or achievements. Such risks and uncertainties, include or relate to, without limitation: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; failure of our acquisitions or dispositions of assets to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the Securities and Exchange Commission to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023 and for the year ended December 31, 2024, when available.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Summary Operating Metrics

	December 31,
	2024	2023
Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	2	2
Total Owned and/or Managed Properties	41	40

Gross Leasable Area (“GLA”) Open at End of Period (in thousands):
Consolidated	12,959	12,690
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (1)	15,830	15,561
Total Owned Properties including pro rata share of unconsolidated JVs (1)	14,016	13,747

Ending Occupancy:
Consolidated (2)	98.0%	97.3%
Unconsolidated	98.4%	98.1%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	98.0%	97.3%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	98.2%	97.3%

Average Tenant Sales Per Square Foot (2)(4)
Consolidated	$441	$434
Unconsolidated	$473	$458
Total Owned Properties including pro rata share of unconsolidated JVs (2)	$444	$436
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	$441	$436

Occupancy Cost Ratio (2) (5)	9.5%	9.3%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for December 2024 include the results of The Promenade at Chenal, which was acquired in the fourth quarter of 2024. Metrics for December 2024 and 2023 exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the results of The Promenade at Chenal for December 2024 and Tanger Outlets Nashville for December 2024 and 2023.
(4)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(5)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Geographic Diversification
As of December 31, 2024

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,443	12%
New York	2	1,466,753	11%
Alabama	2	1,205,677	9%
Georgia	3	1,142,073	9%
Pennsylvania	3	999,762	8%
Texas	2	823,650	6%
Tennessee	2	740,746	6%
North Carolina	2	701,362	5%
Michigan	2	671,571	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	2%
Arkansas	1	269,642	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	33	12,959,323	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,674	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,876
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,438

Managed Property
	# of Centers	GLA
Palm Beach, FL	2	758,156

Total Owned and/or Managed Properties	41	15,830,355

Total Owned Properties including pro rata share of unconsolidated JVs	39	14,015,761

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Property Summary - Occupancy at End of Each Period Shown (1)

Property Name	Location	Total GLA 12/31/2024	% Occupied 12/3120/24	% Occupied 9/30/2024	% Occupied 12/31/2023
Tanger Outlets Deer Park	Deer Park, NY	737,473	100.0%	100.0%	100.0%
Tanger Outlets Riverhead	Riverhead, NY	729,280	96.0%	95.6%	93.9%
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	650,941	95.0%	93.9%	88.4%
Tanger Outlets Foley	Foley, AL	554,736	98.7%	96.8%	96.9%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	98.4%	94.3%	99.0%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	87.7%	89.7%	88.6%
Tanger Outlets San Marcos	San Marcos, TX	471,816	99.5%	97.5%	98.1%
Tanger Outlets Sevierville	Sevierville, TN	450,079	100.0%	98.3%	100.0%
Tanger Outlets Savannah	Savannah, GA	449,583	100.0%	99.8%	99.5%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	426,523	98.7%	98.9%	98.9%
Tanger Outlets Phoenix	Glendale, AZ	410,753	100.0%	99.4%	100.0%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,341	100.0%	99.4%	100.0%
Tanger Outlets Charleston	Charleston, SC	386,328	99.5%	100.0%	100.0%
Tanger Outlets Asheville	Asheville, NC	381,600	98.4%	97.8%	95.5%
Tanger Outlets Lancaster	Lancaster, PA	376,203	100.0%	100.0%	100.0%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	99.8%	100.0%	100.0%
Tanger Outlets Commerce	Commerce, GA	371,408	99.3%	96.3%	100.0%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	97.5%	96.8%	98.1%
Tanger Outlets Fort Worth	Fort Worth, TX	351,834	100.0%	97.8%	100.0%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	100.0%	100.0%	100.0%
Tanger Outlets Branson	Branson, MO	329,861	100.0%	100.0%	100.0%
Tanger Outlets Memphis	Southaven, MS	324,801	100.0%	100.0%	100.0%
Tanger Outlets Atlanta	Locust Grove, GA	321,082	99.2%	98.4%	100.0%
Tanger Outlets Gonzales	Gonzales, LA	321,066	100.0%	100.0%	100.0%
Tanger Outlets Mebane	Mebane, NC	319,762	100.0%	100.0%	100.0%
Tanger Outlets Howell	Howell, MI	314,438	93.3%	92.5%	86.0%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	91.1%	90.6%	88.9%
Tanger Outlets Nashville	Nashville, TN	290,667	96.7%	96.2%	96.5%
The Promenade at Chenal, a Tanger Property	Little Rock, AR	269,642	91.1%	N/A	N/A
Tanger Outlets Tilton	Tilton, NH	250,558	100.0%	98.0%	91.7%
Tanger Outlets Hershey	Hershey, PA	249,696	100.0%	98.2%	100.0%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	95.1%	90.3%	100.0%
Tanger Outlets Hilton Head I	Hilton Head, SC	181,687	97.1%	97.1%	100.0%
Total Consolidated (2)		12,959,323	98.0%	97.3%	97.3%
Charlotte Premium Outlets	Charlotte, NC	398,674	98.2%	99.1%	99.1%
Tanger Outlets Ottawa	Ottawa, ON	357,213	100.0%	99.7%	95.5%
Tanger Outlets Columbus	Columbus, OH	355,245	100.0%	100.0%	99.2%
Tanger Outlets Houston	Texas City, TX	352,705	99.2%	97.2%	98.6%
Tanger Outlets National Harbor	National Harbor, MD	341,156	98.9%	100.0%	98.6%
Tanger Outlets Cookstown	Cookstown, ON	307,883	93.8%	92.3%	97.6%
Total Unconsolidated		2,112,876	98.4%	98.2%	98.1%
Tanger’s pro rata share of unconsolidated JVs		1,056,438	98.4%	98.2%	98.1%

Total Owned Properties including pro rata share of unconsolidated JVs (2)		14,015,761	98.0%	97.4%	97.3%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)		13,455,452	98.2%	97.4%	97.3%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)% occupied at December 31, 2024 includes the occupancy rate at The Promenade at Chenal, which was acquired during the fourth quarter of 2024. % occupied for all periods excludes the occupancy rate at Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes GLA and occupancy rates at The Promenade at Chenal and Tanger Outlets Nashville for all periods.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Portfolio Map as of February 19, 2025 (1)

42 Retail Centers | 16.5M SF

Open-air portfolio well positioned in high-frequency tourist destinations and suburbs of vibrant and fast-growing markets

OTTAWA
TILTON
TORONTO
GRAND RAPIDS
DETROIT
FOXWOODS
RIVERHEAD/ HAMPTONS
DEER PARK/ LONG ISLAND
HERSHEY
PITTSBURGH
CLEVELAND
ATLANTIC CITY
COLUMBUS
WASHINGTON, D.C.
REHOBOTH BEACH
BRANSON
GREENSBORO
RALEIGH
KNOXVILLE
NASHVILLE
SEVIERVILLE
ASHEVILLE
CHARLOTTE
MEMPHIS
PHOENIX
LITTLE ROCK
HUNTSVILLE
MYRTLE BEACH
ATLANTA
CHARLESTON
HILTON HEAD
FORT WORTH
DALLAS
SAVANNAH
AUSTIN
BATON ROUGE
SAN MARCOS
HOUSTON
PENSACOLA
NEW ORLEANS
DAYTONA BEACH
SAN ANTONIO
PALM BEACH

- Consolidated or Joint Venture Outlet Center
- Consolidated Open-Air Lifestyle Center
- Strategic Partnerships
- Corporate Headquarters

(1)     Includes the acquisition of Pinecrest in Cleveland, OH on February 12, 2025
Portfolio Occupancy at the End of Each Period (1)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures. Occupancy for all periods excludes the occupancy rate at Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(2)    Beginning in December 2023, total portfolio occupancy includes the occupancy rates at Bridge Street Town Centre and Tanger Outlets Asheville, which were acquired during the fourth quarter of 2023,
(3)     Beginning in December 2024, total portfolio occupancy includes the occupancy rate at The Promenade at Chenal, which was acquired during the fourth quarter of 2024.
(4)    Same center excludes the occupancy rate of the Promenade at Chenal for all periods presented.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Center Sales Per Square Foot Ranking (“SPSF”) as of December 31, 2024 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$644	97.8%	2,519	18%	22%
Centers 6 - 10			$518	99.6%	1,978	15%	20%
Centers 11 - 15			$457	99.6%	1,619	12%	13%
Centers 16 - 20			$412	98.1%	2,084	15%	15%
Centers 21 - 26			$338	98.9%	2,355	17%	14%
Centers 27 - 32			$302	94.4%	2,114	15%	8%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$644	97.8%	2,519	18%	22%
Centers 1 - 10			$579	98.5%	4,497	33%	42%
Centers 1 - 15			$543	98.8%	6,116	45%	55%
Centers 1 - 20			$507	98.6%	8,200	60%	70%
Centers 1 - 26			$468	98.7%	10,555	77%	84%
Centers 1 - 32			$441	98.0%	12,669	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$473	98.4%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$444	98.0%	13,725	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2024, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet. Excludes centers that have not been opened 12 full calendar months and centers that have not yet stabilized (Tanger Outlets Nashville, which opened in October 2023).

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Huntsville, AL	Little Rock, AR	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Mebane, NC	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE
	Centers 11 - 15:	Charleston, SC	Fort Worth, TX	Hershey, PA	Hilton Head I, SC	Savannah, GA
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Locust Grove, GA	Riverhead, NY	Southaven, MS
	Centers 21 - 26:	San Marcos, TX	Pittsburgh, PA	Foley, AL	Gonzales, LA	Hilton Head II, SC	Myrtle Beach Hwy 501, SC
	Centers 27 - 32:	Asheville, NC	Atlantic City, NJ	Commerce, GA	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2025 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (Tanger Outlets Nashville). The Company’s forecast is based on management’s estimates as of December 31, 2024 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and for the year ended December 31, 2024, when available.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2024 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	109	1,039,810	7.4%	5.4%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, Loft, Soma Intimates, Talbots, White House/Black Market	133	563,767	4.0%	4.9%
Tapestry, Inc.	Coach, Kate Spade	63	278,702	2.0%	3.3%
Under Armour, Inc.	Under Armour, Under Armour Youth	37	311,449	2.2%	3.1%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	57	349,192	2.5%	3.0%
Catalyst Brands	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica	77	419,801	3.0%	3.0%
PVH Corp.	Calvin Klein, Tommy Hilfiger	49	330,707	2.4%	2.8%
Nike, Inc.	Converse, Nike	41	440,114	3.1%	2.5%
Columbia Sportswear Company	Columbia Sportswear	31	216,509	1.5%	2.2%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	61	121,627	0.9%	2.1%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	73	106,801	0.8%	1.9%
Adidas AG	Adidas	32	210,603	1.5%	1.9%
Carter’s, Inc.	Carters, OshKosh B'gosh	48	191,080	1.4%	1.9%
Skechers USA, Inc.	Skechers	35	174,554	1.2%	1.8%
Capri Holdings Limited	Michael Kors, Michael Kors Mens	33	153,346	1.1%	1.8%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	27	183,748	1.3%	1.8%
Levi Strauss & Co.	Levi's	35	134,354	1.0%	1.6%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	30	151,200	1.1%	1.5%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	36	389,324	2.8%	1.4%
Caleres Inc.	Famous Footwear	29	153,569	1.1%	1.4%
H & M Hennes & Mauritz LP.	H&M	21	429,729	3.1%	1.4%
Crocs Inc.	Crocs, Hey Dude	44	110,105	0.8%	1.3%
Victoria's Secret & Co.	Pink by Victoria's Secret, Victoria's Secret	19	125,399	0.9%	1.2%
Hilco Consumer - Retail	Hanesbrands, Maidenform	27	139,614	1.0%	1.2%
Vera Bradley, Inc.	Vera Bradley	26	91,098	0.6%	1.2%
Total of Top 25 tenants		1,173	6,816,202	48.7%	55.6%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent. No individual brand represents more than 3.0% of total ABR.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Lease Expirations as of December 31, 2024

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases. 2025 lease expirations include month-to-month leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Capital Expenditures for the Three Months Ended December 31, 2024 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$7,973	$42	$8,015
Other	—	—	—
Total new center developments and expansions	$7,973	$42	$8,015

Recurring capital expenditures:
Second generation tenant allowances	$3,580	$82	$3,662
Operational capital expenditures	8,823	1,626	10,449
Renovations	864	—	864
Total recurring capital expenditures	$13,267	$1,708	$14,975

Total additions to rental property-accrual basis	$21,240	$1,750	$22,990
Capital Expenditures for the Twelve Months Ended December 31, 2024 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$27,008	$263	$27,271
Other	—	—	—
Total new center developments and expansions	$27,008	$263	$27,271

Recurring capital expenditures:
Second generation tenant allowances	$24,437	$519	$24,956
Operational capital expenditures	27,152	3,084	30,236
Renovations	6,243	—	6,243
Total recurring capital expenditures	$57,832	$3,603	$61,435

Total additions to rental property-accrual basis	$84,840	$3,866	$88,706
External Growth Summary

Asset	Location	Type	Investment Amount (in millions)	Owned GLA (1)	Transaction Date

Tanger Outlets Nashville	Nashville, TN	Development	$145.0	290,667	10/27/2023
Tanger Outlets Asheville	Asheville, NC	Acquisition	70.0	381,600	11/13/2023
Bridge Street Town Centre	Huntsville, AL	Acquisition	193.5	650,941	11/30/2023
The Promenade at Chenal	Little Rock, AR	Acquisition	73.1	269,642	12/10/2024
Pinecrest	Cleveland, OH	Acquisition	167.0	640,041	2/12/2025
Total			$648.6	2,232,891

(1)     Pinecrest GLA includes 100,000 square feet of residential (87 units) and 164,000 square feet of office.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	473	2,121	$36.76	15.0%	$3.59	3.3
2023	465	2,044	$38.72	13.3%	$5.36	3.4

Re-tenanted space
2024	26	130	$47.82	37.5%	$56.86	8.4
2023	35	158	$46.61	37.5%	$66.63	8.4

Renewed space
2024	447	1,991	$36.04	13.3%	$0.12	2.9
2023	430	1,885	$38.06	11.2%	$0.21	3.0
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	532	2,411	$37.11	$9.86	3.9
2023	544	2,317	$38.70	$9.69	3.8
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases, and new developments (Tanger Outlets Nashville).
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2024	2023
Assets
Rental property:
Land	$311,355	$303,605
Buildings, improvements and fixtures	3,089,239	2,938,434
Construction in progress	7,453	29,201
	3,408,047	3,271,240
Accumulated depreciation	(1,428,017)	(1,318,264)
Total rental property, net	1,980,030	1,952,976
Cash and cash equivalents	46,992	12,778
Short-term investments	—	9,187
Investments in unconsolidated joint ventures	65,665	71,900
Deferred lease costs and other intangibles, net	85,028	91,269
Operating lease right-of-use assets	76,099	77,400
Prepaids and other assets	127,369	108,609
Total assets	$2,381,183	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,041,710	$1,039,840
Unsecured term loan, net	323,182	322,322
Mortgages payable, net	58,867	64,041
Unsecured lines of credit	—	13,000
Total debt	1,423,759	1,439,203
Accounts payable and accrued expenses	107,775	118,505
Operating lease liabilities	84,499	86,076
Other liabilities	85,476	89,022
Total liabilities	1,701,509	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 112,738,633 and 108,793,251 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,127	1,088
Paid in capital	1,190,746	1,079,387
Accumulated distributions in excess of net income	(511,816)	(490,171)
Accumulated other comprehensive loss	(27,687)	(23,519)
Equity attributable to Tanger Inc.	652,370	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	27,304	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	679,674	591,313
Total liabilities and equity	$2,381,183	$2,324,119

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Rental revenues	$132,167	$119,884	$497,516	$438,889
Management, leasing and other services	2,550	2,486	9,645	8,660
Other revenues	6,018	5,107	18,902	16,858
Total revenues	140,735	127,477	526,063	464,407
Expenses:
Property operating	45,468	41,929	158,729	145,547
General and administrative (1)	21,502	21,455	78,020	76,130
Depreciation and amortization	35,280	32,233	138,690	108,889
Total expenses	102,250	95,617	375,439	330,566
Other income (expense):
Interest expense	(15,091)	(11,931)	(60,637)	(47,928)
Other income (expense)	729	2,706	1,484	9,729
Total other income (expense)	(14,362)	(9,225)	(59,153)	(38,199)
Income before equity in earnings of unconsolidated joint ventures	24,123	22,635	91,471	95,642
Equity in earnings of unconsolidated joint ventures	3,486	2,210	11,289	8,240
Net income	27,609	24,845	102,760	103,882
Noncontrolling interests in Operating Partnership	(1,123)	(1,061)	(4,245)	(4,483)
Noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Net income attributable to Tanger Inc.	26,486	23,784	98,595	99,151
Allocation of earnings to participating securities	(228)	(332)	(920)	(1,186)
Net income available to common shareholders of Tanger Inc.	$26,258	$23,452	$97,675	$97,965

Basic earnings per common share:
Net income	$0.24	$0.22	$0.89	$0.94

Diluted earnings per common share:
Net income	$0.23	$0.22	$0.88	$0.92
(1)The year ended December 31, 2024 includes $1.6 million of executive severance costs. The year ended December 31, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in Accounting Standards Update (“ASU”) 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Rental revenues:
Base rentals	$89,338	$83,083	$343,618	$304,700
Percentage rentals	6,607	6,291	17,485	17,796
Tenant expense reimbursements	36,688	31,355	137,932	119,792
Lease termination fees	21	142	896	542
Market rent adjustments	(42)	(8)	(157)	(275)
Straight-line rent adjustments	246	(819)	607	(2,229)
Uncollectible tenant revenues	(691)	(160)	(2,865)	(1,437)
Rental revenues	$132,167	$119,884	$497,516	$438,889

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2024, except for Net Operating Income (“NOI”), which is for the year ended December 31, 2024, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets (1)	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (2)
Charlotte	Charlotte, NC	50.0%	398,674	$29.1	$8.2	$48.8
Columbus	Columbus, OH	50.0%	355,245	30.9	5.3	35.2
Galveston/Houston	Texas City, TX	50.0%	352,705	16.9	4.0	28.7
National Harbor	National Harbor, MD	50.0%	341,156	35.8	6.2	45.9
RioCan Canada (3)	Various	50.0%	665,096	64.7	6.0	—
Total			2,112,876	$177.4	$29.7	$158.6
(1)Represents Tanger’s share of total assets recorded for the unconsolidated joint ventures.
(2)Net of debt origination costs and premiums.
(3)Includes a 307,883 square foot center in Cookstown, Ontario, and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Debt Outstanding Summary
As of December 31, 2024
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$—	$—	Adj. SOFR + 0.85%	5.3%	4/12/2029	4.3
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	1.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	2.5
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	6.7
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.94%	4.9%	1/13/2028	3.0
Net debt discounts and debt origination costs	(10,108)	(10,108)
Total net unsecured debt	$1,364,892	$1,364,892		3.8%		3.6
Secured mortgage debt:
Atlantic City, NJ	$7,206	$7,206	6.44%	5.1%	12/8/2026	1.9
Southaven, MS	51,700	51,700	Adj. SOFR + 2.00%	6.5%	10/12/2027	2.8
Debt premium and debt origination costs	(39)	(39)
Total net secured mortgage debt	58,867	58,867		6.3%		2.7
Total consolidated debt	$1,423,759	$1,423,759		3.9%		3.6
Unconsolidated JV debt:
Galveston/Houston	$58,000	$29,000	Daily SOFR + 3.00%	7.4%	6/16/2028	3.5
Charlotte	97,744	48,872	4.27%	4.3%	7/1/2028	3.5
National Harbor	92,067	46,034	4.63%	4.6%	1/5/2030	5.0
Columbus	71,000	35,500	6.25%	6.3%	10/1/2032	7.8
Debt origination costs	(1,620)	(810)
Total unconsolidated JV net debt	317,191	158,596		5.4%		4.9
Total	$1,740,950	$1,582,355		4.0%		3.7
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)As of December 31, 2024. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $620.0 million, including a $20.0 million liquidity line and a $600.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)The effective interest rate includes interest rate swap agreements that, collectively, fix the Daily SOFR base rate at a weighted average of 3.9% on notional amounts aggregating $325.0 million.

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (6)
Interest rate swaps:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
(6)Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of December 31, 2024
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (2)	Average Years to Maturity (1)
Consolidated:
Fixed (3)	96%	$1,372,234	3.8%	3.6
Variable	4%	51,525	6.5%	2.8
	100%	$1,423,759	3.9%	3.6
Unconsolidated Joint Ventures:
Fixed	91%	$144,237	5.2%	5.0
Variable	9%	14,359	7.3%	3.5
	100%	$158,596	5.4%	4.9
Total:
Fixed	96%	$1,516,471	3.9%	3.8
Variable	4%	65,884	6.7%	2.9
Total share of debt	100%	$1,582,355	4.0%	3.7

Cash and Cash Equivalents and Short-Term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$46,992
Short-term investments (4)		—
		$46,992
Unconsolidated Joint ventures:
Cash and cash equivalents		$8,740
		$8,740
Total:
Cash and cash equivalents		$55,732
Short-term investments (4)		—
Total share of Cash and Cash Equivalents and Short-Term Investments		$55,732

Net Debt		Pro Rata Share
Total share of Net Debt (5)		$1,526,623
(1)Includes applicable extensions available at our option.
(2)As of December 31, 2024.
(3)The effective interest rate includes interest rate swap agreements that fixed the base Daily SOFR rate at a weighted average of 3.9% on notional amounts aggregating $325 million. These interest rate swaps have varying maturities through January 2027. Additional details on the Company’s interest rate strategy are detailed on the prior page.
(4)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(5)Net debt is a non-GAAP measure. Refer to page 25 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Future Scheduled Principal Payments (dollars in thousands) (1)
As of December 31, 2024

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of December 31, 2024 (2)
2025	$1,501	$1,707	$3,208	4.7%
2026	355,705	1,997	357,702	3.2%
2027	351,700	2,311	354,011	4.3%
2028	325,000	75,369	400,369	5.0%
2029	—	984	984	4.6%
2030	—	41,538	41,538	4.6%
2031	400,000	—	400,000	2.9%
2032	—	35,500	35,500	6.3%
2033	—	—	—	—%
2034 & thereafter	—	—	—	—%
Total principal outstanding	$1,433,906	$159,406	$1,593,312	4.0%
Net debt discounts and debt origination costs	(10,147)	(810)	(10,957)
Total debt outstanding	$1,423,759	$158,596	$1,582,355	4.0%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of December 31, 2024.

Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2024

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	36%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	275%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.5	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of December 31, 2024

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	34%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	4%
EBITDA to Fixed Charges	> 1.5 x	4.4	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	29%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.6	x
(1)For a complete listing of all material debt covenants related to the Company’s unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - December 31, 2024
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	112,739			112,739
Exchangeable operating partnership units	4,708			4,708
Total shares and units (1)	117,447			117,447
Common share price at December 31, 2024	$34.13			$34.13
Total market value (1)	$4,008,452			$4,008,452

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	58,906		159,406	218,312
Unsecured lines of credit	—		—	—
Total principal debt	1,433,906		159,406	1,593,312
Less: Net debt discounts	(4,626)		—	(4,626)
Less: Debt origination costs	(5,521)		(810)	(6,331)
Total debt	1,423,759		158,596	1,582,355
Less: Cash and cash equivalents	(46,992)		(8,740)	(55,732)
Net debt	1,376,767		149,856	1,526,623
Total enterprise value	$5,385,219		$149,856	$5,535,075

Liquidity:
Cash and cash equivalents	$46,992		$8,740	$55,732
Unused capacity under unsecured lines of credit	620,000		—	620,000
Proceeds available from settlement of Forward Sale Agreements (2)	69,731		—	69,731
Total liquidity	$736,723		$8,740	$745,463

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	4.6	x		4.8	x
Net debt to Adjusted EBITDA (pro forma) (4)(5)	4.7 x - 4.8 x			4.9 x - 5.0 x
Interest coverage ratio (6)	5.0	x		4.6	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Assumes the physical settlement of the 1.9 million outstanding forward shares as of December 31, 2024 under the Company’s at-the-market forward sale agreements at a weighted average price of $36.40 per share. These shares remain unsettled and can be drawn down over time.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share). Net debt to Adjusted EBITDA (pro forma) assumes a full year of Adjusted EBITDA and Adjusted EBITDAre for The Promenade at Chenal, which was acquired during the fourth quarter of 2024, and after giving effect to the acquisition of Pinecrest in February 2025 for $167.0 million and assuming a full twelve months of Adjusted EBTIDAre.
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to net debt on pages 24 through 25.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Positive	October 31, 2024
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	34,163	31,373	134,927	106,450
Depreciation and amortization of real estate assets - unconsolidated joint ventures	1,884	2,621	9,334	10,514
FFO	63,656	58,839	247,021	220,846
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Allocation of earnings to participating securities	(402)	(591)	(1,652)	(2,151)
FFO available to common shareholders (2)	$63,254	$58,248	$245,449	$218,447
As further adjusted for:
Executive departure-related adjustments (3)	—	—	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	(10)	6
Core FFO available to common shareholders (2)	$63,254	$58,248	$246,993	$217,647
FFO available to common shareholders per share - diluted (2)	$0.54	$0.52	$2.12	$1.96
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.52	$2.13	$1.96

Weighted Average Shares:
Basic weighted average common shares	111,011	105,797	109,263	104,682
Effect of notional units	964	1,142	865	1,052
Effect of outstanding options	1,006	854	951	798
Diluted weighted average common shares (for earnings per share computations)	112,981	107,793	111,079	106,532
Exchangeable operating partnership units	4,708	4,723	4,708	4,734
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	117,689	112,516	115,787	111,266
(1)Refer to Non-GAAP Definitions beginning on page 29 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
FFO available to common shareholders	$63,254	$58,248	$245,449	$218,447
Adjusted for:
Corporate depreciation	1,116	860	3,762	2,439
Amortization of finance costs	887	801	3,496	3,196
Amortization of net debt discount	199	167	747	622
Amortization of equity-based compensation	3,009	3,452	11,989	12,492
Straight-line rent adjustments	(246)	819	(607)	2,229
Market rent adjustments	135	101	528	646
Second generation tenant allowances and lease incentives	(3,580)	(4,887)	(24,437)	(12,606)
Capital improvements	(9,687)	(20,098)	(33,395)	(39,874)
Adjustments from unconsolidated joint ventures	(1,724)	(824)	(2,873)	(1,353)
FAD available to common shareholders (2)	$53,363	$38,639	$204,659	$186,238
Dividends per share	$0.275	$0.260	$1.085	$0.970
FFO payout ratio	51%	50%	51%	49%
FAD payout ratio	61%	76%	61%	58%
Diluted weighted average common shares (2)	117,689	112,516	115,787	111,266
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,486)	(2,210)	(11,289)	(8,240)
Interest expense	15,091	11,931	60,637	47,928
Other income	(729)	(2,706)	(1,484)	(9,729)
Depreciation and amortization	35,280	32,233	138,690	108,889
Other non-property (income) expense	(175)	208	(1,174)	(1,119)
Corporate general and administrative expenses	21,785	21,625	78,341	76,299
Non-cash adjustments (1)	(118)	924	(91)	2,895
Lease termination fees	(21)	(143)	(896)	(542)
Portfolio NOI - Consolidated	95,236	86,707	365,494	320,263
Non-same center NOI - Consolidated	(9,160)	(2,964)	(32,139)	(3,014)
Same Center NOI - Consolidated (2)	$86,076	$83,743	$333,355	$317,249

Portfolio NOI - Consolidated	$95,236	$86,707	$365,494	$320,263
Pro rata share of unconsolidated joint ventures (3)	7,716	7,296	29,668	28,209
Portfolio NOI - Total portfolio at pro rata share (3)	102,952	94,003	395,162	348,472
Non-same center NOI - Total portfolio at pro rata share (3)	(9,160)	(2,964)	(32,139)	(3,014)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$93,792	$91,039	$363,023	$345,458
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
Little Rock	December 2024	Acquired	Consolidated
(3) Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2024	2023	Change	2024	2023	Change
Same Center Revenues:
Base rentals	$87,922	$85,696	2.6%	$339,618	$327,238	3.8%
Percentage rentals	6,154	7,103	-13.4%	18,144	20,695	-12.3%
Tenant expense reimbursement	37,246	33,675	10.6%	141,565	132,969	6.5%
Uncollectible tenant revenues	(508)	(214)	137.4%	(2,590)	(1,429)	81.2%
Rental revenues	130,814	126,260	3.6%	496,737	479,473	3.6%
Other revenues	5,698	4,772	19.4%	18,135	17,472	3.8%
Total same center revenues	136,512	131,032	4.2%	514,872	496,945	3.6%
Same Center Expenses:
Property operating	42,795	39,941	7.1%	151,824	151,319	0.3%
General and administrative	(75)	52	-244.2%	25	168	-85.1%
Total same center expenses	42,720	39,993	6.8%	151,849	151,487	0.2%
Same Center NOI - Total portfolio at pro rata share	$93,792	$91,039	3.0%	$363,023	$345,458	5.1%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAre (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Interest expense, net	14,306	9,565	59,414	38,149
Income tax expense (benefit)	293	(376)	45	(408)
Depreciation and amortization	35,280	32,233	138,690	108,889
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDA	$77,488	$66,267	$302,463	$249,706

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$27,609	$24,845	$102,760	$103,882
Adjusted to exclude:
Interest expense, net	14,306	9,565	59,414	38,149
Income tax expense (benefit)	293	(376)	45	(408)
Depreciation and amortization	35,280	32,233	138,690	108,889
Pro rata share of interest expense, net - unconsolidated joint ventures	2,186	2,229	8,725	8,779
Pro rata share of depreciation and amortization - unconsolidated joint ventures	1,884	2,621	9,334	10,514
EBITDAre	$81,558	$71,117	$318,968	$269,805
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDAre	$81,558	$71,117	$320,522	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2024 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$39,960
Buildings, improvements and fixtures	229,574
Construction in progress	525
270,059
Accumulated depreciation	(107,413)
Total rental property, net	162,646
Cash and cash equivalents	8,740
Deferred lease costs and other intangibles, net	920
Prepaids and other assets	5,069
Total assets	$177,375
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$158,596
Accounts payable and accruals	7,334
Total liabilities	165,930
Owners’ Equity	11,445
Total liabilities and owners’ equity	$177,375
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $2.7 million as of December 31, 2024 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Non-GAAP Pro Rata Statement of Operations Information for the twelve months ended December 31, 2024 (in thousands)

	Three months ended		Year ended
	December 31, 2024		December 31, 2024
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$11,977	$—	$45,703
Other revenues	—	411	—	1,423
Total revenues	—	12,388	—	47,126
Expense:
Property operating	—	4,633	—	17,738
General and administrative	—	(51)	—	34
Depreciation and amortization	—	1,884	—	9,334
Total expenses	—	6,466	—	27,106
Other income (expense):
Interest expense	—	(2,269)	—	(9,107)
Other income (expenses)	—	(167)	80	376
Total other income (expense)	—	(2,436)	80	(8,731)
Net income	$—	$3,486	$80	$11,289

The table below provides details of the components included in our share of rental revenues for the twelve months ended December 31, 2024 (in thousands)

	Three months ended		Year ended
	December 31, 2024		December 31, 2024
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$7,210	$—	$28,061
Percentage rentals	—	740	—	2,469
Tenant expense reimbursements	—	4,058	—	15,678
Lease termination fees	—	9	—	59
Market rent adjustments	—	—	—	—
Straight-line rent adjustments	—	68	—	(363)
Uncollectible tenant revenues	—	(108)	—	(201)
Rental revenues	$—	$11,977	$—	$45,703

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Guidance for 2025

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:
	Low Range	High Range
Estimated diluted net income per share	$0.94	$1.02
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28
Estimated diluted FFO per share	$2.22	$2.30

Tanger’s estimates reflect the following key assumptions (dollars and shares in millions):

For the year ending December 31, 2025:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%
General and administrative expense	$76.5	$79.5
Interest expense - consolidated	$63.5	$65.5
Other income (expense) (1)	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0
(1)     Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.5 million to 115.5 million for earnings per share and 119.0 million to 120.0 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, and do not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter and Year Ended December 31, 2024